UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2015

H.J. Heinz Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-203364	46-2078182
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

One PPG Place	15222
Pittsburgh, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 16, 2015, Berkshire Hathaway Inc. (“Berkshire Hathaway”) exercised a warrant to purchase 46,195,652 shares of common stock, par value $0.01 per share (“Common Stock”), of H.J. Heinz Holding Corporation (the “Company”) for an aggregate purchase price of $461,956.52, or $0.01 per share.  The warrant was issued pursuant to a warrant to purchase common stock dated as of June 7, 2013 (the “Warrant”) in connection with the acquisition of H. J. Heinz Company by an affiliate of 3G Capital Partners Ltd. and Berkshire Hathaway.  In accordance with the terms of the Warrant, the Company issued to Berkshire Hathaway 46,195,652 shares of Common Stock on June 17, 2015. The number of shares of Common Stock purchased upon exercise of the Warrant represented approximately 5.4% of the Company’s outstanding Common Stock and results in Berkshire Hathaway owning approximately 52.5% of the Company’s outstanding Common Stock following the issuance of the shares to Berkshire Hathaway.  The shares issued are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), because the transaction with Berkshire Hathaway did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. Heinz Holding Corporation
(Registrant)

Date: June 17, 2015	By:	/s/ Dan F. Shaw
Name: Dan F. Shaw
Title: Senior Vice President and General Counsel